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EXHIBIT 10.39

LEASE AGREEMENT

        This Lease Agreement (this "Lease") is entered into on this the 3rd day of March, 2003 by and between 190/STI, L.P., a Texas general partnership ("Landlord"), and AUGUST TECHNOLOGY CORPORATION, a Minnesota corporation ("Tenant").

  1.
  PREMISES; TERM.

          (a)   Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord hereby leases to Tenant, and Tenant hereby leases and takes from Landlord approximately 10,600 square feet of Net Rentable Area (hereinafter defined) (the "Premises") located in the building (the "Building") located at 2701 E. President George Bush Highway, Plano, Texas (the "Land"), as more particularly described on Exhibit A attached hereto. A floor plan depicting the Premises is attached hereto as Exhibit B. As depicted on such floor plan, the Premises includes one-half of the dock area servicing the Building; it being further agreed that, subject to Landlord's reasonable coordination of the same, Tenant shall be entitled to the non-exclusive use of the entire dock area servicing the Building in common with any other tenants or occupants of the Building. Tenant shall have the right to confirm the Net Rentable Area of the Premises. If such confirmation reveals that the Premises does not contain 10,600 square feet of Net Rentable Area, then an appropriate adjustment shall be made to the Monthly Base Rent. The term "Net Rentable Area" refers to the area occupied by office and/or warehouse space, as calculated within the boundaries defined by (i) the exterior surface of the exterior walls and windows of the Building, and (ii) the center line of any demising walls separating the Premises from space to be occupied by another tenant.

          (b)   The term of this Lease (the "Term") shall be twenty-four (24) months, beginning on the day (the "Commencement Date") that Tenant or one of Tenant's affiliated entities acquires all of the stock of Semiconductor Technologies & Instruments, Inc., a Delaware corporation ("STI") and ending at 11:59 p.m. on the second anniversary of the Commencement Date. Although the Term may not commence until after the date hereof, from and after the date hereof this Lease shall be deemed to be a contract between Landlord and Tenant and the provisions hereof shall be effective for all purposes. Notwithstanding anything to the contrary, if the Commencement Date has not occurred by March 31, 2003, then this Lease shall automatically become null and void ab initio.

          (c)   Tenant shall construct any demising walls and perform any other work required to separate the Premises from the rest of the Building within sixty (60) days following the Commencement Date. Tenant shall perform such work in a good and workmanlike manner using first-class materials. Tenant shall submit for Tenant's approval the plans and specifications describing such work. Landlord agrees that it shall not unreasonably withhold its approval for such work. Except as expressly provided otherwise in this Lease, Tenant accepts the Premises in their then "as is" condition on the Commencement Date. Except as expressly provided in this Lease, neither Landlord nor Landlord's agent have made any express or implied representations or promises with respect to the Building or the Premises.

          (d)   As of the date of this Lease, STI occupies approximately 40,290 square feet in the Building (the "STI Premises") pursuant to that certain lease agreement dated as of March 9, 1999 (as amended by instruments dated October 8, 1999 and April 27, 2000) between Landlord (as successor-in-interest to Second Century Investments, a Texas general partnership), as landlord, and STI, as tenant. The Premises under this Lease are contained within the STI Premises. Landlord acknowledges and agrees that Tenant may use and occupy the STI Premises for the first sixty (60) days of the Term upon all of the terms and conditions of this Lease applicable to the

  Premises, except that Tenant is not required to pay any Base Rent or other charges in relation to the STI Premises (except for the Premises). At the end of said sixty (60) days, Tenant shall remove all of the furniture and moveable equipment of STI and Tenant from the STI Premises, and vacate and surrender the STI Premises (except for the Premises and the Additional Premises described below) to Landlord, in a broom clean condition with all debris removed, but otherwise in the same condition as exists on the Commencement Date.

          (e)   Notwithstanding anything to the contrary in this Lease, Landlord acknowledges that certain equipment that services the Premises located in the portion of the STI Premises depicted on Exhibit B as the "Additional Premises" (collectively, the "Additional Premises") cannot be easily moved and may remain in the Additional Premises for Tenant's use throughout the Term. Throughout the Term, Tenant may use and occupy the Additional Premises upon all of the terms and conditions of this Lease applicable to the Premises, including, without limitation, the payment of Base Rent at the rate of $10.00 per square foot of Net Rentable Area of the Additional Premises which is provided for in Section 2 below. Landlord agrees that Tenant will have unrestricted access to the Additional Premises at all times for the purposes of inspecting, installing, connecting, operating, maintaining, repairing and replacing Tenant's equipment. If Tenant will need to pass through the premises of another tenant of the Building to access the Additional Premises, then Landlord will include language in the lease of that tenant ensuring Tenant's access. Additionally, subject to the terms and conditions of the last two sentences of Section 15(a) below, Tenant shall have the right to remove any and all such equipment located in the Additional Premises on or prior to the expiration of the Term.

          (f)    Landlord may elect to terminate this Lease prior to the expiration date of the Term by giving one hundred eighty (180) days written notice to Tenant. Such notice of termination must state a date of termination that falls on the last day of a calendar month, which is at least one hundred eighty (180) days after the date that the notice is given, and is not later than the stated expiration date of the Term of this Lease. If Landlord gives a proper notice of termination to Tenant under this Section 1.(f), then this Lease will terminate on the date stated in Landlord's notice of termination, as if the Term expired by passage of time on the date of termination.

  2.
  BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT

          (a)   Tenant shall pay to Landlord monthly "Base Rent" for the Premises and the Additional Premises in advance, without demand, deduction or set off, payable in the following installments for the following periods of time:

Months in Primary Term	Monthly Base Rent	Rate Per Square Foot Per Year
1-24	$8,893.33	$10.00

        The first monthly installment of the Base Rent shall be due on the Commencement Date, thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, then Base Rent and additional rent for such partial month shall be prorated.

        This is a GROSS LEASE, and Tenant is not responsible for any portion of the Taxes (as defined in Section 3 below) or any operating expenses with respect to the Premises or the Building.

          (b)   If any payment required of Tenant under this Lease is not paid within ten (10) days after notice from Landlord to Tenant that the payment is overdue, except to the extent limited by any applicable Laws, and not in limitation or waiver of any of Landlord's other rights and remedies under this Lease, Landlord may charge Tenant and Tenant shall pay to Landlord a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency.

          (c)   All payments and reimbursements required to be made by Tenant under this Lease shall constitute "rent" (herein so called).

  3.
  Intentionally Deleted.

  4.
  LANDLORD'S MAINTENANCE.

          (a)   Landlord shall maintain and replace if necessary the Building's roof and shall maintain in good condition the Systems (as defined below) foundation and structural members of the exterior walls and load bearing columns within the Premises (collectively, the "Building's Structure"); however, Landlord shall not be responsible for alterations to the Building's Structure required by any applicable Law (including, without limitation, the Americans with Disabilities Act of 1990) because of Tenant's use of the Premises (which alterations shall be performed by Tenant at Tenant's sole cost and expense).

          (b)   Landlord shall maintain the parking areas, driveways, alleys and grounds surrounding the Premises and all other common areas and other non-demised portions of the Building in a clean and sanitary condition, including, without limitation, maintenance, repairs and replacements of (i) any drill or spur track servicing the Premises, (ii) the exterior of the Building (including painting), (iii) sprinkler systems and sewage lines, and (iv) any other items normally associated with the foregoing. Tenant shall repair or replace, as applicable, and pay for any damage caused to such parking areas, driveways, alleys and grounds by a Tenant Party (defined below) or caused by Tenant's default hereunder.

          (c)   Landlord shall deliver the Premises to Tenant with all mechanical and electrical systems (including HVAC systems) in and serving the Premises in good and working condition (collectively, the "Systems"). Landlord shall maintain and repair the Systems so as to keep the same in good working order throughout the Term of the Lease.

          (d)   In the event that Landlord fails to complete any of its obligations under this Section 4 within twenty (20) days after receipt of written notice from Tenant, then Tenant shall have the right to perform such obligations and to deduct the costs incurred therein from the Monthly Base Rent next accruing under the Lease.

  5.
  TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.

          (a)   Tenant shall maintain all parts of the Premises (except for maintenance work for which Landlord is expressly responsible under Section 4 above) in good condition, excluding ordinary wear and tear and damage by fire or other casualty, and promptly make all necessary repairs and replacements to the Premises. Tenant shall also be responsible for the cleaning and sweeping of the Premises and for the removal of any trash which originates from the Premises. Tenant shall be responsible for disposal of its trash from the Premises and will maintain adequate receptacles for such disposal, the design, placement and capacity of such receptacles to be subject to the prior approval of Landlord. Outdoor storage of trash or any other material and receptacles or containers not approved by Landlord is strictly prohibited. At its sole cost and expense, Tenant shall provide interior pest and insect extermination at the Premises as often as is reasonably necessary to eliminate any pests or insects, whether endemic to the Building or specific to the Premises or Tenant's use thereof.

          (b)   Intentionally Deleted.

          (c)   If Tenant fails to perform any of Tenant's maintenance or repair obligations, and if such failure continues for thirty (30) days after written notice thereof is delivered to Tenant, the

  Landlord may perform such obligation, in which event Tenant shall pay to Landlord the reasonable cost incurred by Landlord in performing such obligation within thirty (30) days after Landlord's written request therefor. If the repair cannot reasonably be made in thirty (30) Tenant shall have additional time so long as Tenant begins the repair within thirty days and diligently pursues completion.

          (d)   Tenant acknowledges that Landlord is not providing security services of any kind to the Premises or for Tenant's property and that the keys given to Tenant for the Premises may not be secure. At its expense, Tenant shall provide whatever security and/or alarm systems Tenant deems necessary or appropriate for the protection of the Premises and of Tenant's personal property and personnel located therein, including, if Tenant desires to do so, installing new locks for the Premises with new keys. Tenant shall provide to Landlord copies of all keys and access codes to allow Landlord entry to the Premises. In no event shall Landlord be responsible for, and Tenant waives any and all claims arising from, the loss or damage to any of Tenant's personal property situated in and on the Premises, even though Landlord may have provided general area security or guard services. Landlord may elect to, but shall have no obligation to, provide general area security or guard services. In the event Landlord elects to provide general area security or guard services, it may discontinue such security or guard services without notice. At its expense, Tenant is also responsible for the maintenance, repair, or replacement of any mechanical, security, and fire protection systems which Tenant has installed within the Premises.

  6.
  ALTERATIONS.

        Tenant shall not make any structural alterations, additions or improvements to the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. Landlord shall not be required to notify Tenant of whether it consents to any structural alteration, addition or improvements until it (a) has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had thirty (30) days to review them. If the alteration, addition or improvement will affect the Building's Structure or Systems, then the plans and specifications therefor must be prepared by a licensed engineer acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation or warranty that the plans or the work depicted thereon will comply with applicable Laws or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work by Tenant. Upon completion of any structural alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect modular office stations and other furniture and office equipment, shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic structural character of the Premises or the Building; (2) do not overload or damage the same: and (3) may be removed without damage to the Premises. Unless Landlord specifies otherwise in writing, all alterations, additions, and improvements shall be Landlord's property when installed in the Premises: Notwithstanding the foregoing, Tenant shall have the right to make non-structural and cosmetic alterations to the Premises without obtaining Landlord's prior written consent.

          (a)   furniture, movable equipment and other personal property that is not permanently attached to the floors, walls, or ceiling of the Premises; and (b) any other fixture, equipment, or other item, regardless of the manner of attachment, that is used primarily in Tenant's trade or business and that can be removed as a separate physical unit without material damage to the Building and without material interference with other tenants' use and enjoyment of their leased premises. All work performed by a Tenant Party in the Premises (including that relating to the installation, repair, replacement or removal of any item) shall be performed in accordance with all applicable Laws and with Landlord's specifications and requirements, in a good and workmanlike, lien-free manner, and so as not to damage or alter the Building's Structure or the Premises. Subject to the following sentence, Landlord may require Tenant to remove alterations installed in the Premises by or at the request of Tenant at the expiration of the Term or earlier termination of this Lease, to repair any damage to the Premises caused by such removal, and to restore the Premises to good condition and repair, ordinary wear and tear and damage by casualty or condemnation excepted. If Landlord elects to require Tenant to remove any alterations, it may do so only if, at the time Landlord consented to the alteration, Landlord delivered to Tenant a written notice requiring such removal.

  7.
  SIGNS.

        Tenant shall have the right to place signage on the Premises or Property with the written consent of Landlord which may not be unreasonably withheld, conditioned or delayed. The size of Tenant's signage may be up to 25% of that allocable to the Building by code. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building). Tenant shall not (a) make any changes to the exterior of the Premises or the Building without the written consent of Landlord. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (1) has received detailed, to scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (2) has had a reasonable opportunity not to exceed twenty (20) days to review them.

  8.
  UTILITIES; JANITORIAL.

        Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, deposits, maintenance charges, and the like pertaining to the Tenant's use of such utilities within the Premises. Landlord will, either: (a) reasonably estimate the cost of Tenant's utility and service usage in the Premises and bill Tenant on a monthly basis therefore without markup (Tenant may at any time seek review of the overall utility bills and an explanation of Landlord's estimate of Tenant's costs and if Tenant disagrees with Landlord's reasonable estimates, Tenant and Landlord agree to use reasonable efforts to resolve such dispute), or (b) at Landlord's expense, separately meter and bill Tenant directly for Tenant's use of any such utility service. Landlord shall not be liable for any interruption or failure of utility service to the Premises unless caused by Landlord's gross negligence. All amounts due from Tenant under this Section 8 shall be payable immediately upon Landlord's request therefor. Tenant is also responsible for providing janitorial services to the Premises, at Tenant's sole cost. Notwithstanding any provisions to the contrary contained in this Lease, if for any reason, any service or facility to be provided by Landlord is interrupted for a period in excess of two (2) consecutive business days after receipt of written notice of such interruption from Tenant, and the conduct of Tenant's business is significantly impaired and disturbed in the Premises or part thereof as a result of such interruption, then Tenant shall be entitled to an abatement of Monthly Base Rent that is proportionate to the part or whole of the Premises that is so affected and that is proportionate to the degree of the effect, from the commencement of such two (2) day period for the balance of the time that the Premises or part thereof is so affected. If the conduct of Tenant's business is significantly impaired or disturbed in part of the Premises as a result of such an interruption, and Tenant vacates all of the Premises in order to conduct its business elsewhere, then all Monthly Base Rent shall abate for the balance of the time during which such part is so affected.

  9.
  INSURANCE.

        Tenant shall maintain (a) commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of $1,000,000.00 per occurrence combined single limit for personal injuries and death of persons and property damage occurring in or about the Premises, plus umbrella coverage of at least $3,000,000.00 per occurrence, and (b) fire and extended coverage insurance covering (1) the replacement cost of all alterations, additions, partitions and improvements installed in the Premises by or on behalf of a Tenant Party, and

(2) the replacement cost of all of Tenant's personal property in the Premises. Such policies shall (A) name Landlord, Landlord's agents, and their respective Affiliates (defined below), as additional insurers (and as loss payees on the fire and extended coverage insurance), (B) be issued by an insurance company licensed to do business in the State of Texas with a Best's Guide Insurance Rating of A-VII, or better, and otherwise acceptable to Landlord, (C) provide that such insurance may not be canceled unless thirty (30) days' prior written notice is first given to Landlord, (D) be delivered to Landlord by Tenant before the Commencement Date and at least 30 days before each renewal thereof, and (E) provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, in which case Landlord's policy shall be excess over Tenant's policies.

        Landlord shall procure and maintain throughout the Term, at Landlord's cost: (1) insurance on the Property (including the Premises) for one hundred percent (100%) of the full replacement value thereof against all catastrophes and casualties included in the classification "All Risks of Physical Loss" or its then-equivalent; (2) such other insurance as Landlord or Landlord's Mortgagee (hereinafter defined) shall require. The policies of insurance shall be purchased from an insurance company licensed to do business within the State of Texas with a financial rating according to A. M. Best and Company of at least "A-VII", or better. Landlord shall pay the premiums on such policies promptly when due. Certificates of insurance evidencing the insurance required to be maintained by Landlord hereunder shall be delivered to and deposited with Tenant. The insurance proceeds payable to Landlord and its mortgagee(s), if any, shall be used for repairing, restoring, and rebuilding in accordance with this Lease, and Landlord covenants and Landlord agrees to use all reasonable efforts to negotiate provisions in any debt instruments that the beneficiary of any deed of trust, the mortgagee of any mortgage, or the holder of any other lien encumbering the Property shall agree in writing to the use of the insurance proceeds for such repairing, restoring, and rebuilding subject to limitations as may be required by such beneficiary.

  10.
  CASUALTY DAMAGE.

          (a)   Tenant immediately shall give written notice to Landlord of any damage to the Premises or the Building. If the Premises or the Building are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's reasonable estimation, rebuilding or repairs cannot be substantially completed within 180 days after the date of Landlord's actual knowledge of such damage, then either Landlord or Tenant may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after such damage, in which case, the rent shall be abated during the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

          (b)   Subject to Section 10.(c) below, if this Lease is not terminated under Section 10.(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant's insurance under Section 9.(b). If the Premises are untenantable, in whole or in part, during all or any part of the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work (the "Repair Period"), then the Base Rent will be abated from the date of damage until restoration of the Premises is substantially completed and the Premises are rendered tenantable.

          (c)   If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's Mortgagee requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below), Landlord may terminate this Lease by delivering written notice of termination to Tenant within sixty (60) days after such destruction or damage, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued before this Lease is terminated. Insurance proceeds payable to Landlord and its mortgagee(s), if any, shall be used for repairing, restoring, and rebuilding in accordance with this Lease, and Landlord covenants and agrees to use all reasonable efforts to negotiate provisions in any debt instruments that the beneficiary of any deed of trust, the mortgagee of any mortgage, or the holder of any other lien encumbering the Property shall agree in writing to the use of the insurance proceeds for such repairing, restoring, and rebuilding subject to limitations as may be required by such beneficiary.

  11.
  LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE.

          (a)   Subject to Section 11(b) below, Tenant shall indemnify, defend, and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers, and affiliates (collectively, the "Indemnified Parties") from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind or character (1) recovered from or asserted against any of the Indemnified Parties on account of any Loss (defined below) to the extent that any such Loss may be incident to, arise out of or be caused, wholly or substantially in part, by a Tenant Party or any other person entering upon the Premises under or with a Tenant Party's express or implied invitation or permission, or (2) arising from or out of the occupancy or use of the Premises by a Tenant Party. However, such indemnification of the Indemnified Parties by Tenant shall not be applicable if such loss, damage, or injury is caused by the negligence or willful misconduct of Landlord or anyone for whom Landlord is responsible.

          (b)   Landlord and Tenant both waive any claim they might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the waiving party under the terms hereof, or is coverable under a standard policy of so-called "standard extended" or "broad form" casualty insurance or its then-equivalent, regardless of whether the negligence or fault of the other party caused such loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

          (c)   Subject to Section 11.(b) above, Landlord agrees to indemnify, defend and hold Tenant and its successors, assigns, agents, employees, contractors, partners, directors, officers, and affiliates harmless from and against any claim, loss or expense arising out of (i) injury, death or property loss or damage occurring in the common areas of the Building, except to the extent caused by the negligent act or intentional misconduct of Tenant or agents, employees, contractors, partners, directors, officers, and affiliates; (ii) the inaccuracy of any representation or warranty made by Landlord in this Lease; and (iii) any of Landlord's obligations under the Lease, including, without limitation, Landlord's maintenance obligations under Section 4 of the Lease.

  12.
  USE.

          (a)   The Premises shall be used only for office, research and development (light manufacturing and assembly, receiving, storing, shipping and selling products, materials and merchandise) made or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall be solely responsible for complying with all Laws applicable to Tenant's specific use and occupancy of the Premises. Tenant and all Tenant Parties shall comply with all reasonable and uniformly applied rules and regulations governing the use and occupancy of the Premises which are now or hereafter imposed by Landlord. A copy of the rules and regulations now in force are attached as Exhibit C. Tenant shall not cause or permit any reasonably objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take or permit any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor cause or permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, or (2) materially increase the insurance risk. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord which is caused by Tenant's use of the Premises.

          (b)   Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises which Landlord has designated for such use, subject to (1) such reasonable and uniformly applied rules and regulations as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties.

  13.
  INSPECTION.

        Landlord and Landlord's agents and representatives may enter the Premises during business hours, upon reasonable prior notice to Tenant, to: inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last six (6) months of the Term) tenants. During the last six (6) months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. At least thirty (30) days before the expiration date of this Lease, Landlord and Tenant shall arrange to meet for a joint inspection of the Premises. After such inspection, Landlord and Tenant shall prepare a list of items, if any, that Tenant must perform before the Vacation Date in order to comply with Tenant's obligations under Section 5.

  14.
  CONDEMNATION.

        If more than 20% of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"), or any Taking that prevents or materially interferes with the Tenant's operation either party may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective as of the date of such taking. If (a) less than 20% of the Premises are subject to a Taking or (b) more than 20% of the Premises are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall use the proceeds from such taking to restore the Premises. Landlord will have no interest in any award made to Tenant for loss of business or goodwill, for the taking of Tenant's trade fixtures and equipment and Tenant's relocation expenses, if a separate award for such items is available to Tenant and Tenant will have the right to pursue such an award.

  15.
  SURRENDER OF PREMISES, HOLDING OVER.

          (a)   No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant's right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in substantially the same condition existing on the date that this Lease is fully executed and delivered by Landlord and Tenant, reasonable wear and tear (subject however to Landlord's maintenance obligations) and damage by casualty and condemnation excepted, (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant's request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord's property and shall remain on the Premises (including the demising wall installed by Tenant pursuant to Section 1[c] above) except as provided in the next two sentences. Tenant shall remove all trade fixtures, furniture, and personal property placed in the

  Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or substantially in part, by Landlord) as well as any moveable equipment located in the Premises. Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture property as Landlord may have requested in writing at the time of consenting to the same pursuant to the last sentence of Section 6.(a). All items requested to be removed which are not so removed within 30 days after the expiration of the Term shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and. Tenant shall pay for the costs incurred by Landlord in connection therewith. All work required of Tenant under this Section 15.(a) shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all applicable Laws, and so as not to damage the Building or unreasonably interfere with other tenants' use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 15.(a).

          (b)   If Tenant fails to vacate the Premises at the end of the Term, and does not exercise its option to renew the Lease, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a daily base rental equal to one hundred fifty percent (150%) of the daily Base Rent payable during the last month of the Term. Additionally, if after the expiration of the Term Landlord notifies Tenant in writing that is has a new tenant for the Premises and Tenant does not vacate the Premises within 30 days after Landlord's notice, then Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys' fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

  16.
  QUIET ENJOYMENT.

        Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from any party claiming by, through, or under Landlord.

  17.
  EVENTS OF DEFAULT.

        Each of the following events shall constitute an "Event of Default" under this Lease:

          (a)   Tenant fails to pay any rent when due or any payment reimbursement required by Landlord when due and such failure shall continue for ten (10) days after Landlord has notified Tenant of such default in writing.

          (b)   The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 60 days after the filing thereof). If a default cannot be cured in 30 days, Tenant shall have additional time so long as the Tenant commences and diligently pursues the cure.

          (c)   Tenant fails to discharge any lien placed upon the Premises in violation of Section 21 below within thirty (30) days after any such lien or encumbrance is filed against the Premises.

          (d)   Tenant fails to comply with any material term, provision or covenant of this Lease (other than those listed above in this Section 17), and such failure continues for thirty (30) days after written notice thereof to Tenant. If a failure cannot be cured in 30 days, Tenant shall have additional time to cure, so long as the Tenant commences and diligently pursues the cure.

  18.
  REMEDIES.

          (a)   Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

            (1)   Terminate this Lease by giving, Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sun of (A) all rent accrued hereunder through the date of termination; (B) all amounts due under Section 18 (b) below; and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to a present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest edition, in its listing of "Money Rates" minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

            (2)   Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 18 (b) below, and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use good faith efforts to relet the Premises. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect all funds due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term.

          Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant; provided, however, that Landlord shall provide Tenant reasonable access to remove its personal property.

          (b)   Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupants property, (3) repairing, restoring, or otherwise putting the Premises into condition equivalent to the condition of the Premises upon commencement of the Term, excluding normal wear and tear, (4) performing Tenant's obligations which Tenant failed to perform, and (5) enforcing, or advising Landlord of its rights, remedies, and recourse. Landlord's acceptance of rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right after notice to Tenant and a reasonable opportunity for Tenant to remove Tenant's furniture, fixtures, equipment and other property in the Premises to (A) keep in place and use or (B) remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property deemed abandoned by Tenant in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon.

          (c)   Landlord waives any and all contractual and statutory lien rights.

  19.
  LANDLORDS DEFAULT.

        If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure or if such failure cannot be cured in thirty (30) days, Landlord shall have additional reasonable time to cure, so long as Landlord commences and diligently pursues the cure. Tenant may seek action for damages caused by Landlord's failure to cure such default or avail itself of any other remedy available at law or in equity. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.

  20.
  MORTGAGES.

          (a)   This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a "Mortgage") and any ground lease, master lease, or primary lease (a "Primary Lease") that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as ("Landlord's Mortgagee"), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 20 shall be conditioned on the Landlord providing Tenant with a written nondisturbance agreement in recordable form from each person or entity ("Mortgagee") holding a mortgage, deed of trust or trust deed, ground lease or other lien now of record or recorded after the date of this Lease affecting Landlord's interest in the Premises or the Property. Such non-disturbance agreement shall contain the following provisions and in form reasonably acceptable to Landlord, Landlord's Mortgagee and Tenant: (1) so long as Tenant shall not be in default of its material obligations under this Lease, such Mortgagee shall recognize this Lease and each of Tenant's rights hereunder and shall not disaffirm the Lease even if Mortgagee shall foreclose the Mortgage or the Premises shall be sold pursuant to a foreclosure sale, or take a deed in lieu of such foreclosure sale; (2) Tenant shall be entitled to use and occupy the Premises and use the Common Areas in accordance with the provisions of the Lease; (3) Mortgagee will make insurance proceeds and condemnation awards available for restoration and repair of the Property and Premises subject to restrictions contained in debt instruments; (4) Tenant's possession of the Premises shall not be disturbed by Mortgagee, its successors or assigns; and (5) the Lease shall be subordinate to any debt instruments obtained now or in the future by Landlord subject, again to this Section 20.(a). Tenant shall from time to time, within twenty days after request therefor, execute any instruments that may be required by any Landlord's Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease.

          (b)   Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

  21.
  ENCUMBRANCES.

        Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord or Tenant in the Premises or the Building or to charge the rent or any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of

Tenant. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

  22.
  ASSIGNMENT AND SUBLETTING

        Tenant shall have the right to assign or sublet Premises so long as Tenant continues to assume liability for performance of all its obligations under this Lease. Tenant has the right to obtain release of liability for its obligations under the Lease should the new Tenant assume all obligations under the Lease in writing and have financial strength defined as net worth equal to that of Tenant's audited financials. Except as otherwise provided above, Tenant shall not assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold.

  23.
  MISCELLANEOUS.

          (a)   Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease.

        The following terms shall have the following meanings:

        "Laws" shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting Tenant or the Premises, and "Law" shall mean any of the foregoing; "affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; and "Tenant Party" shall include Tenant, any assignees claiming by, though, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees.

          (b)   Landlord may transfer and assign in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease, in which case Landlord shall have no further liability hereunder provided that Landlord's assignee assumes all of Landlord's obligations under this Lease in writing. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

          (c)   Tenant shall, from time to time, within 30 days after request of Landlord, deliver to Landlord, or Landlord's designee an estoppel certificate stating whether this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease.

          (d)   This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

          (e)   All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to insurance and all obligations concerning the condition and repair of the Premises. Landlord's obligation to return the Security Deposit, if any, shall survive the expiration of the Term. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 23.(e).

          (f)    If any provision of this Lease is illegal, invalid or unenforceable; then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (g)   All references in this Lease to "the date hereof "of similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

          (h)   Landlord and Tenant each warrant to the other that it has not dealt with any broker, agent or real estate consultant in connection with this Lease except for United Properties ("Brokers"). Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent during the same by, through, or under the indemnifying party. Landlord shall not be required to pay "Brokers" a real estate commission.

          (i)    If and when included within the term "Tenant" as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant" respectively, shall be bound by notices given in accordance with the provisions of Section 24. to the same effect as if each had received such notice.

          (j)    The terms and conditions of this Lease are confidential and the parties shall not disclose the terms of this Lease to any third party except as may be required by law or to enforce their rights hereunder.

          (k)   Tenant shall pay interest on all past due rent from five (5) days after the date due until paid at the maximum lawful rate or 10% per annum, whichever is lower. In no event, however, shall the charges permitted under this Section 23.(k) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

          (l)    This Lease may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

          (m)  This Lease shall be governed, construed and enforced in accordance with the laws of the State of Texas and in the event this Lease or any provision hereof becomes the subject of litigation, venue thereof shall be in Dallas County.

          (n)   Force Majeure. In the event either party shall be delayed, hindered or prevented from the performance of any act required hereunder of Landlord by reason of acts of God, strikes, lockouts, labor disputes, weather, labor troubles, inability to procure materials, the acts of the other party, or other causes beyond the reasonable control of the party from whom performance is required, then the performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

  24.
  NOTICES.

        Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken;

          (a)   All rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

          (b)   All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

          (c)   By written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand delivered notice), or (2) deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

  25.
  HAZARDOUS WASTE.

        The term "Hazardous Substances" as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that throughout the Term (a) no activity will be conducted on the Premises by Tenant or anyone claiming by or through Tenant that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided such Permitted Activities are conducted in accordance with all Environmental Laws; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought, or found located thereon as a result of any action by Tenant or anyone for whom Tenant is responsible, the same shall be immediately removed by Tenant, with proper disposal, and all required clean up procedures will be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to be so contaminated, or subject to such conditions, as a result of Tenant's use of the Premises or breach of this Lease, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section 25, in which case, Tenant shall reimburse Landlord for the reasonable cost thereof within ten days after Landlord's request therefor. Nothing in this Section shall require Tenant to indemnify Landlord for any matters arising out of or caused by the actions or omissions of Landlord, its employees, agents, contractors, licensees, or invitees.

        Notwithstanding the foregoing, Landlord shall defend, indemnify and hold Tenant harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the presence of Hazardous Substances on or about the Building or Premises, except to the extent caused by Tenant or STI.

        EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT ACKNOWLEDGES THAT (1) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD, AND (2) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

        EXECUTED by Tenant on March 3, 2003.

TENANT:
AUGUST TECHNOLOGY CORPORATION
By:	/s/ JOHN M. VASUTA
Printed Name:	John Vasuta
Title:	V.P., General Counsel, Secretary/Officer
Address:	4900 W. 78th Street
Edina, MN 55435
Telephone:	952/820-0080
Fax:	952/820-0060

        EXECUTED by Landlord on February 4, 2003.

LANDLORD:
190/STI, L.P. By: Second Century Investments, its General Partner
By:	/s/ LAWRENCE J. MASI
Printed Name:	Lawrence J. Masi
Title:	Partner
Address:	7502 Greenville Ave., Suite 680
Dallas, Texas 75231
Telephone:	214/221-4440
Fax:	214/221-4441

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

FLOOR PLAN OF PREMISES AND ADDITIONAL PREMISES

EXHIBIT C

RULES AND REGULATIONS

1.
Landlord shall have the right to prescribe the weight, position and manner of installation of heavy equipment which, if considered necessary by Landlord, shall be installed in a manner which shall insure satisfactory weight distribution. The time, routing and manner of moving such heavy equipment shall be subject to approval by Landlord.

2.
Tenant, or the employees, agents, visitors or licensees of Tenant, shall not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or the Property. No animals or birds, shall be brought or kept in or about the Premises or the Property.

3.
Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

4.
Any person in the Property will be subject to identification by employees and agents of Landlord. All persons in or entering the Property shall be required to comply with the security policies of the Property. If Tenant desires any additional security service for the Premises or the Property, Tenant shall have the right (with the prior written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect its property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property unless such damage is directly caused by the Landlord. Landlord shall not be responsible for any error with regard to the exclusion from or admission to the Premises or the Property of any person. In case of invasion, mob, riot or public excitement, Landlord reserves the right to prevent access to the Premises or the Property' during the continuance of same by dosing the doors or taking other measures for the safety of the tenants and protection of the Premises or the Property and property or persons therewith.

5.
Tenant shall not cause or permit any odors to permeate in or emanate from the Premises or the Property, or permit or suffer the Premises or the Property to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Premises or the Property by reason of light, radiation, magnetism, noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business in the Premises or the Property.

6.
All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

7.
Tenant shall give immediate notice to Landlord in case of any known emergency at the Premises or the Property.

8.
No portion of the Premises or any part of the Property shall at any time be used or occupied as sleeping or lodging quarters.

9.
The toilet rooms, urinals, wash bowls and other apparatus in the Premises shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

10.
Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Premises or the Property.

11.
Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, and invitees, which rules and regulations shall be binding upon it in like manner as if originally herein prescribed but shall not conflict with Tenant's rights under the Lease.

12.
Tenant shall park trailers and other oversized vehicles only in areas designated by Landlord for the parking of trailers or oversized vehicles.

13.
Tenant shall not utilize the Premises for outside storage except with the written consent of Landlord.

14.
All rules and regulations shall be enforced uniformly and in a non-discriminatory manner against all tenants of the Property.

QuickLinks

  EXHIBIT 10.39
LEASE AGREEMENT
EXHIBIT A
EXHIBIT B
EXHIBIT C